Exhibit 99.1

Canoo Reports Fourth Quarter and Full Year 2020 Results

●	One Multi-Purpose Platform, Three Vehicles Announced to Date
●	Company Accelerating from Engineering-Centric Focus to Operations and Commercialization
●	Milestones Achieved Support 2022 Vehicle Launch

Dallas, TX March 29, 2021 /PR Newswire/ -- Canoo (Nasdaq: GOEV) (“Canoo” or the “Company”), a Los Angeles-based mobility technology company developing breakthrough, purpose-built electric vehicles (EVs) with a proprietary and highly versatile multi-purpose platform architecture today reported results for the fourth quarter and full year 2020.

“Globally there are approximately 1.5 billion light vehicles and we believe that 80% of those will be replaced by EVs over the next 4 to 5 car generations. Canoo’s technology gives us a blank canvas to reimagine how the EV fits into our changing auto ecosystem. We have focused on a use case approach to generate the largest possible total addressable market (‘TAM’) based off a common platform, our MPP1,” said Tony Aquila, Canoo’s Executive Chairman. “We are building vehicles that are not burdened by legacy constraints and developing technologies and functional designs to build EVs for everyone. We believe we are the first OEM that is looking at the full lifecycle of the vehicle and building in multiple revenue touchpoints.”

Recent Business Highlights

●	Completed business combination with Hennessy Capital Acquisition Corp. IV on December 21, 2020, at which time Canoo became publicly listed on The Nasdaq Global Select Market.
●	Unveiled its all-electric multi-purpose delivery vehicle to be priced starting at approximately $33,000.[1] The vehicle is purposefully designed to maximize return on investment for customers.
●	Announced diverse and globally experienced board of directors to help Canoo fulfill its mission of bringing EVs to everyone.
●	Added key executives to help drive business strategy and growth.
●	Added 48 patent filings and design registrations bringing the total active number of filings and registrations to 59.
●	Revealed all-electric pickup with target delivery as early as 2023.

2020 Operational Highlights

●	Completed build of 32 vehicles including 13 drivable prototypes now conducting validation and real-world endurance testing.
●	To date, conducted over 70 simulated and physical crash tests largely validating design integrity.
●	Ongoing design and engineering of additional vehicle derivatives demonstrating the benefits of Canoo’s unique, self-contained platform architecture.

2020 Financial Highlights

●	Cash and cash equivalents of $702.4 million as of December 31, 2020.
●	GAAP Net loss and comprehensive loss of $89.8 million compared to a GAAP Net loss and comprehensive loss of $182.4 million in the prior year. The GAAP Net loss and comprehensive loss in 2020 included a $(115.4) million gain on fair value change of earnout right liability.
●	Adjusted EBITDA of $(108.3) million compared to $(167.1) million in the prior year.
●	Net cash used in operations of $107.1 million compared to $171.5 million in the prior year.
●	Capital expenditures of $7.6 million compared to $22.1 million in the prior year.

Fourth Quarter Results

●	GAAP Net loss and comprehensive loss of $12.3 million compared to a GAAP Net loss and comprehensive loss of $42.7 million in the prior year period. The GAAP Net loss and comprehensive loss in the 4th quarter of 2020 included a $(115.4) million gain on fair value change of earnout right liability.
●	Adjusted EBITDA of $(42.5) million compared to $(35.3) million in the prior year period.
●	Net cash used in operations of $41.9 million compared to $43.7 million in the prior year period.
●	Capital expenditures of $6.3 million compared to $3.9 million in the prior year period.

Business Outlook for the quarter ended March 31, 2021

Based upon preliminary, unaudited financial information, Canoo expects:

-    Operating Expenses (excluding stock-based compensation and depreciation): $45M - $50M

-    Capital Expenditures: $10M - $12M

Conference Call Information

Canoo will host a conference call with a live webcast at 2:00 p.m. PT/5:00 p.m. ET today to discuss the results, followed by a question-and-answer period.

Those interested are invited to listen to the live webcast online here. A replay of the webcast will be available shortly afterwards and accessible here.

Date: Monday, March 29, 2021

Time: 2:00 p.m. PT / 5:00 p.m. ET

U.S. dial-in: 877-407-9169

International dial-in: 201-493-6755

A telephonic replay of the conference call will be available shortly after the conclusion of the call through April 12, 2021:

Toll-free replay number: 877-660-6853, International replay number: 201-612-7415, Replay ID: 13717729.

About Canoo

Canoo has developed breakthrough electric vehicles that are reinventing the automotive landscape with bold innovations in design and pioneering technologies. Distinguished by its experienced team – totaling over 400 employees from leading technology and automotive companies – Canoo has designed a modular electric platform purpose-built to deliver maximum vehicle interior space and adaptable to support a wide range of vehicle applications for consumers and businesses. Canoo has offices in Los Angeles and the Dallas metroplex area.

For more information, please visit www.canoo.com.

For Canoo press materials, including photos, please visit press.canoo.com.

For investors, please visit investors.canoo.com.

Non-GAAP financial measures

This press release includes certain adjusted financial measures (namely, EBITDA and Adjusted EBITDA) that are non-GAAP financial measures (“NGFMs”) as defined under Securities and Exchange Commission (the “SEC”) rules. Canoo believes these NGFMs provide useful information to investors as a supplement to its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

The presentation of these NGFMs is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These measures may be different from NGFMs used by other companies, because all companies may not calculate NGFMs in the same fashion. In addition, these NGFMs are not based on any comprehensive set of accounting rules or principles. NGFMs have limitations in that they do not reflect all the amounts associated with our results of operations as do the corresponding GAAP measures.

A reconciliation of the NGFMs measures included in this press release to the most comparable GAAP measure can be found in the tables included at the end of this press release.

EBITDA and Adjusted EBITDA

“EBITDA” is defined as net loss before interest expense, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for share-based compensation, restructuring charges, asset impairments, and other costs associated with exit and disposal activities, acquisition and related costs, changes to the fair value of contingent earnout shares liability, and any other one-time non-recurring transaction amounts impacting the statement of operations during the year. Adjusted EBITDA is intended as a supplemental measure of performance that is neither required by, nor presented in accordance with, GAAP. Canoo believes Adjusted EBITDA, when combined with net loss, and EBITDA, is beneficial to an investor’s complete understanding of its operating performance. Canoo believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating its performance, ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar NGFMs to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, Canoo may incur future expenses similar to those excluded when calculating these measures. In addition, Canoo’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Canoo’s computation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA and Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Canoo compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate Canoo’s business.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product launches, potential success of, and ability to accelerate its, go-to-market strategy, and Canoo’s ability to capitalize on commercial opportunities. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond Canoo’s control. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination with Hennessy Capital Acquisition Corp. IV; the rollout of Canoo’s business and the timing of expected business milestones and commercial launch; future market adoption of Canoo’s offerings; risks related to Canoo’s go-to-market strategy; the effects of competition on Canoo’s future business; the ability to issue equity or equity-linked securities, and those factors discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Canoo’s registration statement on Form S-1 filed on January 13, 2021, and the definitive proxy statement/prospectus contained therein, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 to be filed with the SEC on or before March 31, 2021, as well as its other filings with the SEC, copies of which may be obtained by visiting Canoo’s Investors Relations website at investors.canoo.com or the SEC’s website at www.sec.gov. If any of these risks materialize or Canoo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change. However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so unless required by law. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Media contact

Agnes Gomes-Koizumi

Vice President, Communications

Agnes.Gomes-Koizumi@canoo.com

Investor contact

Kamal Hamid

Vice President, Investor Relations

Kamal.Hamid@canoo.com

1 Reflects the 40kWh base variant of the Canoo MPDV1. Final production vehicle pricing and specifications are subject to change.

Canoo Inc.

Unaudited Condensed Consolidated Balance Sheets (in thousands)

December 31, 2020 and 2019

	2020	2019
Assets
Current assets
Cash and cash equivalents	$702,422	$29,007
Restricted cash	—	500
Prepaids and other current assets	6,463	1,754
Total current assets	708,885	31,261
Property and equipment, net	30,426	26,010
Operating lease right-of-use assets	12,913	13,545
Other assets	1,246	1,264
Total assets	$753,470	$72,080

Liabilities, redeemable convertible preference shares and stockholders’ equity (deficit)
Liabilities
Current liabilities
Accounts payable	$17,243	$2,260
Accrued expenses and other current liabilities	10,625	8,134
Total current liabilities	27,868	10,394
Contingent earnout shares liability	133,503	—
Operating lease liabilities	13,262	13,706
Long-term debt	6,943	—
Related party convertible debt	—	86,051
Related party derivative liability	—	17,797
Other long-term liabilities	39	—
Total liabilities	181,615	127,948

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value; 10,000 authorized, no shares issued and outstanding at December 31, 2020; no shares authorized at December 31, 2019	—	—
Common stock, $0.0001 par value; 500,000 and 482,967 shares authorized; 235,753 and 108,838 issued and outstanding at December 31, 2020 and 2019, respectively	24	11
Additional paid-in capital	920,324	202,796
Accumulated deficit	(348,493)	(258,675)
Total stockholders’ equity (deficit)	571,855	(55,868)
Total liabilities, redeemable convertible preference shares and stockholders’ equity (deficit)	$753,470	$72,080

Canoo Inc.

Unaudited Condensed Consolidated Statements of Operations (in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$—	—	$2,550	$—

Costs and Operating Expenses
Cost of revenue, excluding depreciation	—	—	670	—
Research and development expenses, excluding depreciation	90,004	28,561	142,862	137,378
Selling, general and administrative expenses, excluding depreciation	35,714	7,126	51,611	31,553
Depreciation	1,946	1,635	7,125	4,729
Total costs and operating expenses	127,664	37,322	202,268	173,660
Loss from operations	(127,664)	(37,322)	(199,718)	(173,660)

Other (expense) income
Interest expense	(14)	(6,171)	(10,479)	(9,522)
Gain on fair value change in contingent earnout shares liability	115,375	—	115,375	—
Gain on extinguishment of debt	—	—	5,045	—
Other (expense) income, net	8	827	(39)	822
Loss before income taxes	(12,295)	(42,666)	(89,816)	(182,360)
(Provision for) income taxes	(2)	—	(2)	—
Net loss and comprehensive loss	$(12,297)	$(42,666)	$(89,818)	$(182,360)

Per Share Data:
Net loss per share, basic and diluted	$(0.08)	$(0.57)	$(0.81)	$(2.48)

Weighted-average shares outstanding, basic and diluted	158,441	75,473	110,378	73,525

Canoo Inc.

Unaudited Condensed Consolidated Statements of Cash Flows (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(12,297)	$(42,666)	$(89,818)	$(182,360)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,946	1,635	7,125	4,729
Non-cash operating lease expense	161	154	632	606
Debt discount amortization	—	2,533	2,590	3,848
Gain on extinguishment of debt	—	—	(5,045)	—
Stock-based compensation	83,221	430	84,280	1,873
Gain on fair value change of contingent earnout shares liability	(115,375)	—	(115,375)	—
Other	—	—	9	—
Changes in operating assets and liabilities:
Prepaids and other current assets	(1,483)	4,088	(4,669)	(551)
Other assets	(8)	(1,014)	718	567
Accounts payable	1,409	(2,322)	2,491	(370)
Accrued expenses and other current liabilities	542	(6,547)	10,413	506
Operating lease liabilities	(118)	(30)	(444)	(300)
Other long-term liabilities	39	—	39	—
Net cash used in operating activities	(41,963)	(43,739)	(107,054)	(171,452)

Cash flows from investing activities:
Purchases of property and equipment	(6,349)	(3,899)	(7,558)	(22,144)
Net cash used in investing activities	(6,349)	(3,899)	(7,558)	(22,144)

Cash flows from financing activities:
Proceeds from related party shareholder receivable	—	—	—	20,000
Repayments on related party promissory note	—	(10,000)	—	(15,000)
Proceeds from related party convertible debt and derivative liability	—	—	—	100,000
Proceeds from issuance of common stock for related party convertible debt	—	—	90,000	—
Proceeds from issuance of common stock for convertible debt	—	—	90,500	—
Proceeds from PPP loan	57	—	7,064	—
Repayments on PPP loan	—	—	(47)	—
Proceeds from issuance of unvested shares	—	—	7	128
Proceeds from issuance of redeemable convertible preference shares-Seed Series	—	—	—	100,000
Repurchase of unvested shares	(33)	(2)	(64)	(44)
Business combination and PIPE financing, gross proceeds	629,604	—	629,604	—
Business combination and PIPE financing, issuance costs	(22,508)	—	(22,508)	—
Settlement on restricted stock tax withholding	(448)	—	(448)	—
Payment on stock warrant redemption	(800)	—	(800)	—
Payment on offering costs	(4,474)	—	(5,781)	—
Net cash provided by financing activities	601,398	(10,002)	787,527	205,084
Net increase in cash, cash equivalents, and restricted cash	553,086	(57,640)	672,915	11,488

Cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash, beginning of period	149,336	87,147	29,507	18,019
Cash, cash equivalents, and restricted cash, end of period	$702,422	$29,507	$702,422	$29,507

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$702,422	$29,007	$702,422	$29,007
Restricted cash at end of period	—	500	—	500
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$702,422	$29,507	$702,422	$29,507

The following table reconciles Net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Net loss	$(12,297)	$(42,666)	$(89,818)	$(182,360)
Interest expense	14	6,171	10,479	9,522
Provision for income taxes	2	—	2	—
Depreciation	1,946	1,635	7,125	4,729
EBITDA	(10,335)	(34,860)	(72,212)	(168,109)
Adjustments:
Gain on fair value change in contingent earnout shares liability	(115,375)	—	(115,375)	—
Gain on extinguishment of debt	—	—	(5,045)	—
Other expense (income), net	(8)	(827)	39	(822)
Stock-based compensation	83,221	430	84,280	1,873
Adjusted EBITDA	$(42,497)	$(35,257)	$(108,313)	$(167,058)